                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-80259; 333-14093; 333-14137; and 333-130598 on Form S-8 of our reports dated
December 19, 2005, relating to the financial statements and financial statement schedule of Synovis Life Technologies, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Synovis Life Technologies, Inc. for the year ended October 31, 2005.


DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
January 10, 2006